UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

NEW AMERICA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Florida	024-11444	26-4144571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

(Address of principal executive offices) (Zip Code)

240 Vaughan Drive

Alpharetta, GA 30009

(Address of former executive offices)

(770) 235-6053

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Jeffrey M. Canouse and Appointment of David Fair

Effective October 20, 2021, Jeffrey M. Canouse, Chief Executive Officer of New America Energy Corp. (the “Company”) resigned from his position as the Company’s Chief Executive Officer and Director, and the Board of Directors accepted the appointment of David Fair, as the Company’s new Chief Executive Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

David Fair is the Chief Executive Officer of Third Bench Holdings, LLC. Mr. Fair is an experienced executive with extensive involvement executing growth and turnaround strategies. He leads Third Bench’s executive management team, identifies suitable synergistic M&A targets, and execute operational strategies. In addition to David’s Operational experience, he has spent over decade is various roles including investment banking, consulting, and strategy.

Prior to founding Third Bench, Mr. Fair was Vice President at Vaughan Capital Advisors, a boutique merchant bank in Los Angeles focused on the entertainment, technology and media sectors. He has also served as a Senior Associate at Auspex Capital and as an Associate at Corner Capital Partners.

Mr. Fair attended the USC Marshall School of Business for his M.B.A and completed a bachelor’s degree from Cal State Channel Islands, where he studied Economics and Psychology. He is part of the 40 under 40 class of 2021 for the Wood Industry.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Board of Directors Consent and Resignation Letter dated October 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

Date: November 1, 2021	By: /s/ David Fair
Name: David Fair
Title: Chief Executive Officer